                                                                    EXHIBIT 4.29



                              DEED OF TRUST 8/15/02




        THIS DEED OF TRUST ("Deed of Trust") made effective as of the 15th day of August, 2002, by and among Weirton Steel Corporation, a Delaware corporation having its principal office at 400 Three Springs Drive, Weirton, West Virginia 26062 (the "Grantor")

                                       AND

GEORGE J. ANETAKIS, whose residence address is 232 Lakeview Drive, Weirton, West Virginia, 26062, ("Trustee")

                                       AND

STEEL WORKS COMMUNITY FEDERAL CREDIT UNION, organized and existing under the laws of the United States of America, having its principal place of business at 3501 Main Street, Weirton, West Virginia 26062. (hereinafter referred to as "Lender")

                                   WITNESSETH

        WHEREAS, pursuant to that certain Loan Agreement dated of even date herewith between Grantor and Lender (the "Loan Agreement"), Grantor has executed and delivered to the Lender its Promissory Note (the "Note") of even date herewith, wherein Grantor promises to pay to Lender the principal sum of Three Million One Hundred Thousand Dollars ($3,100,000.00) advanced or to be advanced (the "Loan"), in lawful money of the United States of America, advanced by Lender to Grantor with interest thereon at a rate and at times, in the manner and according to the terms and conditions specified in the Note; all of which are incorporated herein by reference; and

        WHEREAS, Lender may make additional advances and disbursements pursuant to the terms of the Loan Documents as hereafter defined, all of which advances and disbursements are hereby acknowledged by Grantor as being payments by Lender for fire and extended coverage insurance, taxes, assessments or other necessary expenditures for the preservation and security of this Deed of Trust; and

        WHEREAS, all capitalized terms used but not otherwise defined in this Deed of Trust shall have the meanings ascribed to such terms in the Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing Preambles which are hereby incorporated herein, and in consideration of the indebtedness evidenced by the Note, and to secure the payment to Lender of the principal and interest, and all other sums provided for in the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents, all according to their respective terms and conditions, and to secure the performance and observance by Grantor of all covenants and conditions contained in the Note, the Loan Agreement, this Deed of Trust, and the other Loan Documents, and also to secure: (i) all future advances and re-advances that may subsequently be made to Grantor by Lender, evidenced by the aforesaid Note, or any replacement or renewal thereof; and (ii) the Obligations and all other indebtedness or other obligations of Grantor to Lender now or hereafter existing, whether direct or indirect (all of the foregoing are collectively referred to as the "Grantor's Obligations"), Grantor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed and warranted unto Trustee and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm and warrant unto Trustee and his successors and assigns, IN TRUST, WITH POWER OF SALE, all that certain real estate described on Exhibit A attached hereto and made a part hereof and the improvements (the "Improvements") erected thereon,:

        (i) and all buildings, streets, alleys, passages, ways, rights, liberties, privileges, improvements, hereditaments and appurtenances thereto or in any way appertaining thereto, and all easements, rights-of-way, licenses and covenants now existing or hereafter created for the benefit of Grantor or any subsequent owner whatsoever, at law or in equity, of Grantor in and to the Mortgaged Premises or any part thereof

        (ii) fixtures and appurtenances of whatsoever kind and nature now or at any time hereafter in or on the Mortgaged Premises and in any Improvements erected or situate thereon, it being mutually agreed that all the aforesaid property owned or leased by the

Grantor including but not limited to the fixtures placed by them on the Mortgaged Premises shall, so far as permitted by law, be deemed to be fixtures and a part of the realty and security for the said indebtedness and covered by this Mortgage, and

        All of the above mentioned real estate, buildings, improvements, fixtures, tenements, hereditaments and appurtenances, and other property interests are referred to herein as the "Mortgaged Premises"

        TO HAVE AND TO HOLD the Mortgaged Premises hereby granted or mentioned or intended so to be, unto, its successors and assigns, to its own use forever.

        PROVIDED ALWAYS, that if Grantor shall promptly pay or perform all Grantor's Obligations, then, without any further action by Grantor, Lender or Trustee, the estate hereby granted shall cease, terminate and become void. Lender agrees that upon full payment or performance of Grantor's Obligations, Lender shall execute and issue to Grantor an appropriate release or satisfaction of this Deed of Trust in a form appropriate for recording.

        AND Grantor HEREBY FURTHER COVENANTS AND AGREES AS FOLLOWS:

        1. Warranty of Title. Grantor warrants that it currently possesses an unencumbered fee simple title to the Mortgaged Premises, subject only to those items listed on Schedule B, Section 2 to the title insurance policy delivered to Lender ("Permitted Encumbrances"). Grantor further warrants that this Deed of Trust creates a valid and enforceable first lien on the Mortgaged Premises, subject only to Permitted Encumbrances. Until full payment and performance of Grantor's Obligations, Grantor shall preserve such title and the validity and priority of the lien hereof and shall forever warrant and defend the same to Lender, its successors and assigns, against the claims of any persons and parties whomsoever, in each case subject only to Permitted Liens (as defined in Section 9 below).

        2. Payment of Note. Grantor shall pay to Lender or any subsequent holder of the Note the principal and interest accrued on the entire outstanding principal indebtedness due under the Note, including all sums now or hereafter due under the terms hereof and of the Note, together with all interest thereon and all other sums owing under the Note, punctually as and when the same shall become due by the terms thereof and hereof.

        3. Payment of Real Estate Taxes and/or Escrow for Payment of Taxes and Payment of Other Charges.

        Grantor will cause to be paid, when due, all real estate taxes and all charges for utilities on the Mortgaged Premises, whether public or private all assessments, water and sewer rents and charges and all other license or permit fees, levies, and governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen of any kind and nature whatsoever, which are or may have been, or any hereafter be, charged assessed, levied, confirmed or imposed upon or against the Mortgaged Premises, or any part thereof by any lawful authority, or which may become a lien thereon.

        Notwithstanding the foregoing, Grantor may in good faith contest, by proper legal proceedings, the validity or amount of any such tax, fee, levy, assessment or similar charge, provided (a) an uncured Event of Default (as defined in Section 17 hereof) does not exist; (b) Grantor provides Lender security satisfactory to Lender assuring the payment of such contested tax or charge and any additional charge, penalty or expense which may arise from or be incurred as a result of such contest; (c) such contest operates to suspend collection and is maintained and prosecuted with diligence; and (d) upon final resolution of such contest, including all appeals, Grantor shall pay such contested tax or charge and all costs and penalties, if any, and shall deliver to Lender proof of such payment.

        Subject to said right of Grantor to contest such tax or charge and the expiration of any notice and grace period as provided in Section 17 without a cure, nothing herein shall affect any right or remedy of Lender under this Deed of Trust or otherwise to pay any tax or charge and to add the amount so paid to the outstanding principal balance of the Note.

        If (i) Grantor fails to pay any such tax when due, (ii) if Grantor suffers and Event of Default, or (iii) Borrower experiences a Material Adverse Effect then upon 10 days prior written request of Lender, Grantor agrees to the establishment of an escrow reserve account with the Lender for the payment of all real estate taxes of any kind and nature whatsoever, which are or may have been, or may hereafter be, charges, assessed, levied, confirmed or imposed upon or against the Mortgaged Premises, or any party thereof, by any lawful authority, or which may become a lien thereon and further agrees that the quarterly installments due under the Note secured by this Deed of Trust shall also include escrow payments equal to one-fourth (1/4th) of the annual premiums for such real estate taxes in order to permit payment of these obligations on or before their respective due dates.

        Grantor agrees to furnish to Lender real estate tax receipts for the Mortgaged Premises which may attain priority over this Deed of Trust as a lien on the Mortgages Premises.

        4. Insurance. Grantor agrees to keep the Mortgaged Premises insured at all times throughout the term of this Deed of Trust (including any period or periods of time during which any Improvements are in the course of remodeling or construction) and to furnish to Lender the following:

        (a) Subject to a $ 100,000.00 deductible amount, policies of insurance against loss or damage by fire, lightning, windstorm, hail, explosion, vandalism, malicious mischief and damage from aircraft and vehicles, and smoke damage from such other hazards as are presently included in standard "Extended Coverage" endorsements in Brooke County, West Virginia. The amount of such insurance shall equal the greater of 80% of the full replacement cost of the buildings, structures, improvements and fixtures without deduction for depreciation, or the original principal amount of this Deed of Trust. Such policies shall contain a replacement value endorsement and may provide for co-insurance only as Lender may approve.

        (b) During the course of any construction of the Improvements, Builder's completed value risk insurance against "all risks of physical loss", in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished with respect to the Improvements. If required by Lender, any policy of such insurance shall contain a "permission to occupy upon completion of work or occupancy" endorsement.

        (c) Flood hazard insurance in the maximum amount permitted by law or evidence that the Mortgaged Premises are not located in a flood hazard area.

        (d) Comprehensive public liability insurance against claims for bodily injury or death and property damage occurring upon, in or about the Mortgaged Premises to afford protection to the limit of not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars in the aggregate and such other insurances and coverages as are required under any lease affecting the Mortgaged Premises.

        (e) Worker's compensation insurance in amounts and coverages as required by law, and public liability insurance for all contractors or employees employed on or with respect to any of the Mortgaged Premises in an amount and coverages as required by law, provided that Grantor is permitted to satisfy the requirements of this Section 4(e) with self-insurance as permitted in accordance with applicable West Virginia law.

        (f) Such other insurance including Fire and Extended coverage insurance on the Mortgaged Premises to the full replacement value thereof with proceeds payable in accordance with this Deed of Trust, to include replacements or substitutions therefore, or additions thereto, and in such amounts as may from time to time be reasonably required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated.

        All insurance shall be subject to the approval of Lender as to insurance companies, amounts, contents and form of policies and expiration dates, shall be placed with companies having a Best's Financial Rating of "A-" or better and a size class rating of XIV (14) or larger, and which are fully licensed in this jurisdiction. All insurance policies shall contain a New York Standard or other Standard Mortgage clause in favor of and satisfactory, to the Lender. Such policies shall provide for the payment of all costs and expenses incurred by Lender in the event of any contested claim and shall not be cancelled or otherwise terminated without at least fifteen (15) days' prior written notice to Lender.

        Grantor will deliver the originals of all such policies (or certificates evidencing insurance if the policies are master policies) to Lender, and, within twenty (20) days of receiving a renewal or replacement policy for each such policy, will deliver to Lender a renewal policy or policies (or certificates evidencing insurance if the policies are master policies) marked "premium paid" or accompanied by other evidence of payment satisfactory to Lender. Grantor will not permit any condition to exist on the Mortgaged Premises, which would wholly or partially invalidate the insurance thereon.

        All proceeds of insurance from loss or damage or from condemnation and similar takings referred to in Section 5 shall be deposited in an interest bearing cash account established with the Lender that is pledged to Lender as security for the Grantor's Obligations in a manner acceptable to Lender (a "Pledged Account") for a period of up to 30 days pending resolution of its application. If Grantor shall determine that it desires to repair, rebuild or replace the Mortgaged Premises and the proceeds (together with the earnings on such account and any other funds committed by Grantor for the purpose) are sufficient in the reasonable judgment of Lender to permit Grantor to do so, such proceeds and earnings shall remain in the Pledged Account and shall be released to Grantor as required in order to permit the repair, rebuilding or replacement of such property; provided, that if (i) an Event of Default is then in existence or occurs during the period that such amounts are being held in the Pledged Account or (ii) such proceeds and earnings are not used for the purpose of repairing, rebuilding or replacing of such property prior to the expiration of the Restoration Period, Lender shall have the right to (a) suspend Grantor's right to access such proceeds and earnings in the Pledged Account and (b) apply such amounts to the outstanding principal balance of the Note. If Grantor shall determine not to repair, rebuild or replace the Mortgaged Premises or Lender reasonably determines that such proceeds (together with earnings on such account and any other funds committed by Grantor for the purpose) are not sufficient to repair, rebuild or replace the Mortgaged Premises, such amounts in the Pledged Account shall be applied to the outstanding principal balance of the Note. For purposes hereof, the term "Restoration Period" means the period beginning on the date that the proceeds of insurance or condemnation, as applicable, are paid into the Pledged Account and ending on the date, determined by Lender or its construction consultant, which would allow Grantor a sufficient amount of time to complete such repair, reconstruction or replacement if pursued diligently and continuously. Funds in the Pledged Account shall be disbursed upon satisfaction of such reasonable conditions as Lender may impose, including, without limitation, submission of invoices or paid receipts, lien waivers and evidence that funds adequate for completion of such repairs, reconstruction or replacement are available. Anything in this Section 4 to the contrary notwithstanding, all proceeds of condemnation and similar awards within the scope of Section 5 that arise from the value of Land included in the Mortgaged Premises being taken without a related or accompanying taking of Improvements, shall not be held in the Pledged Account but shall be paid to the Lender and applied to reduce the outstanding principal balance of the Loan. Grantor, as applicable, shall promptly comply with and conform to (a) all provisions of each insurance policy and (b) all requirements of the insurers thereunder, applicable to Grantor and any of the Mortgaged Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Premises, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Mortgaged Premises in any manner which would permit the insurer to cancel any insurance policy. If Lender shall acquire title to the Mortgaged Premises either by virtue of a deed in lieu of foreclosure, trustee sale, or a judicial sale thereof pursuant to proceedings under the Note or this Mortgage, then all of Grantor's estate, right, title and interest in and to all such policies, insofar as they pertain to the mortgaged premises including unearned premiums thereon, shall vest in Lender.

        If Grantor shall fail to procure, pay for and deliver to Lender any policy or policies of insurance and/or renewals thereof as in this Section 4 required, Lender, at its option, but without obligation to do so, may procure such insurance and pay the premiums therefore, and Grantor will repay to Lender on demand any premiums so paid, with interest, and the same shall be secured by this Deed of Trust.

        Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 4, unless Lender is included thereon as a additional insured with loss payable to Lender under a standard endorsement. Grantor shall immediately notify Lender whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

        Upon request by Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance covering the Mortgaged Premises showing: (a) the name of the insurer; (b) the risks insured;
(c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Grantor shall, upon request of Lender (not to exceed one request every five years), have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

        5. Condemnation. In the event of any condemnation or taking of any part of the Mortgaged Premises by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Premises by any public or quasi-public authority or corporation or by settlement with any body having the power of eminent domain, all proceeds (that is, the award or agreed compensation for the damages sustained), shall be applicable first to the alteration, restoration or rebuilding of any part of the Mortgaged Premises which may have been altered, damaged or destroyed as a resulting of the taking, alteration of or other injury to the Mortgaged Premises, provided that Lender's security in the Mortgaged Premises is not materially and adversely affected, and also subject to Lender's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, with the balance to be applied to the indebtedness secured hereby. No settlement for the damages sustained shall be made by Grantor without Lender's prior written approval, which shall not be unreasonably withheld, delayed or conditioned.

        Notwithstanding the foregoing provisions, if Grantor fails to diligently attempt to settle, or in the alternative, proceed to secure a final determination or settlement for compensation, or if an Event of Default is continuing hereunder, Lender shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Lender or Grantor, for which Lender is hereby appointed irrevocable as attorney-in-fact for Grantor, which appointment, being for security is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Lender shall be credited against the amounts owing under Grantor's Obligations.

        Nothing herein shall limit the rights otherwise available to Lender, at law or in equity, including the right to intervene as a party in any condemnation proceeding.

        6. Additions, Alterations, Removals and Repairs. The Grantor shall not make additions and alterations to the Mortgaged Premises without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, that would materially and adversely affect the value of the Mortgaged Premises or Lender's security hereunder. All additions or alterations constituting part of the Mortgaged Premises shall be subject to the lien of this Deed of Trust.

        Grantor shall not cause or permit any building, structure or improvement or other property now or hereafter covered by the lien of this Deed of Trust and comprising a part of the Mortgaged Premises (other than a de minimis part) to be removed, or demolished in whole or in part, or any fixture comprising a part of the Mortgaged Premises (other than a de minimis part) to be removed, severed or destroyed, without the prior written consent of Lender. Notwithstanding the foregoing, Grantor may remove any fixture, and it shall thereafter be free of any security interest or lien created hereby, on condition that simultaneously with, or prior to such removal, such fixture shall be replaced with other property to perform the function of the fixture removed and of a value at least equal to that of the replaced property and free from any title retention or security agreement or other encumbrance. By such removal and replacement, Grantor shall be deemed to have subjected such fixtures to the lien of this Deed of Trust. Grantor will not abandon or cause or permit any waste to the Mortgaged Premises.

        Throughout the term of this Deed of Trust, Grantor, at its sole cost and expense, will take good care of the Mortgaged Premises and the sidewalks, curbs and vaults, if any owned by the Grantor adjoining the Mortgaged Premises and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and unforeseen and foreseen. All repairs made by Grantor shall be equal in quality and class to the original work. The necessity for and adequacy of repairs to the buildings and improvements pursuant to this Section hereof shall be measured by the standard which is appropriate for structures of similar construction and class, provided that Grantor shall in any event make all repairs necessary to avoid any structural damage or injury to the buildings and improvements and to keep the buildings and improvements in a proper condition for their intended uses.

        In case of any default under this Section, Lender may at its option enter the Mortgaged Premises to protect, restore or repair any part thereof, but shall be under no obligation to do so. Grantor will repay to Lender on demand any sums paid by Lender to protect, restore or repair any part of the Mortgaged Premises, with interest thereon, and, until repaid, such sums and interest shall be added to the principal sum secured by this Deed of Trust.

        Throughout the term of this Deed of Trust, Grantor, at its sole cost and expense, shall promptly cause the Mortgaged Premises to comply in all material respects with all present and future laws, ordinances, rules, regulations, and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and national or local Boards of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Mortgaged Premises, the maintenance and use thereof and the sidewalks, curbs and vaults adjoining the Mortgaged Premises, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements to the Mortgages Premises. Grantor will comply with all orders and notices of violation thereof issued by any governmental authority or shall contest the same in good faith. Grantor will pay all license fees and similar municipal charges for the use of the Mortgaged Premises.

        7. Lender's Right to Remedy Defaults. In the event of Grantor's failure to make all payments of insurance and taxes, or to keep the Mortgaged Premises in the condition and repair required by Section 6 hereof, Lender may, upon 10 days notice to Grantor, at its option, pay any or all such items, together with penalties and interest thereon and procure and pay for such insurance and repairs, and Lender may from time to time advance such additional sum or sums as in its reasonable discretion may deem necessary to protect the security of this Deed of Trust. All such sums upon notice from Lender shall be paid or advanced by Lender shall immediately and without demand be repaid by Grantor, together with interest thereon at the rate specified in the Note and shall be added to the principal indebtedness secured by this Deed of Trust.

        8. Reports. Grantor shall furnish to Lender the reports and other documents as may be required under Section 6.01 B of the Loan Agreement.

        9. No Additional Secured Financing. Except for Permitted Liens, Grantor shall not create or cause or permit to exist any lien on or security interest in the Mortgaged Premises, including any fixtures which are intended to be or become part of the Mortgaged Premises, and shall not incur any indebtedness secured by the Mortgaged Premises other than the indebtedness secured hereby and the liens heretofore approved by Lender.

        Grantor shall promptly discharge, at Grantor's cost and expense, all liens, encumbrances and charges (other than Permitted Liens) upon the Mortgaged Premises, or any part thereof or interest therein; provided, however, that Grantor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, if Grantor shall first deposit with Lender a bond or other security satisfactory to Lender in such amounts as Lender shall reasonably require, but not more than one hundred percent (100%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Grantor shall fail to discharge any such lien, encumbrance or charge, then in addition to any other right or remedy of Lender, Grantor may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

        Grantor shall have no right to permit the holder of any subordinate mortgage or other subordinate lien, whether or not consented to by the Lender, to terminate any Lease of all or a portion of the Mortgaged Premises whether or not such Lease is subordinate (whether by law or the terms of such Lease or a separate agreement) to the lien of this Deed of Trust without first obtaining the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed. The holder of any subordinate mortgage or other subordinate lien shall have no such right, whether by trustee's sale or foreclosure of its mortgage or lien or otherwise, to terminate any such lease, whether or not permitted to do so by Grantor or as a matter of law, and any such attempt to terminate any such lease shall be ineffective and void.

        No additional financing shall be permitted in connection with the Improvements, which creates a lien or obligation against the Mortgaged Premises or any portion thereof, or against the Grantor, without the Lender's prior written consent and approval, except for: (i) Permitted Encumbrances, (ii) Permitted Liens as defined in the Loan Agreement, and (iii) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders or other contracts not involving the repayment of borrowed money (all of the foregoing items collectively referred to as "Permitted Liens").

10. Transfer of Title. Except as may otherwise be provided by this Deed of Trust, any change, transfer, liquidation or diminishment of Grantor's ownership of the Mortgaged Premises or any part thereof, or any interest or title therein, legal or equitable, or any change in the ownership interest of the Grantor in the Mortgaged Premises or any transfer of the benefits of the Loan, direct or indirect, or any attempted change, transfer, liquidation or diminishment of ownership or transfer to the benefits of the Loan without Lender's prior written approval, including such conditions as may impose, shall, at the option of the Lender, be an Event of Default and the Loan shall, at Lender's option, be deemed to have matured in accordance with its terms, and the entire outstanding balance of the Loan shall be immediately due and payable without further notice, and shall be recoverable by Lender forthwith or at any time thereafter without stay of execution or other process. In addition, Lender may, at its option, exercise any other remedy available to it upon an Event of Default under this or any other Loan Document. Any consent given by Lender under this Section 10 shall pertain only to the proposed transfer of title for which the consent was requested and shall not obligate Lender to approve any further transfers or relieve any person or entity of liability to pay any amount secured hereby or by any Loan Document.

        It is expressly understood and agreed that Lender may condition its consent to a transfer of the benefits of the Loan evidenced by the Note and secured by this Deed of Trust upon the fulfillment of certain requirements including, but not limited to, the following:

        (i) that the proposed purchaser meet Lender's then-existing credit and other standards with respect to similar loans,

        (ii) that the proposed purchaser specifically assumes the obligations to be performed under the obligation and this Deed of Trust,

        (iii) that reasonable fees be paid to Lender at the time of transfer of the type typically charged by lenders for similar transfers;

        (iv) that the title insurance policy delivered to Lender be updated, or if such update is not feasible, that a new policy of Lender's title insurance be obtained,

        (v)     that new financing statements be filed,

        (vi) that the proposed purchaser agrees to restrictions on further transfers,

        (vii) that endorsements to existing policies or new hazard and other insurance policies be obtained, and

        (viii) that the interest rate payable under the Note may be adjusted in the sole discretion of the Lender.

        11.     INTENTIONALLY OMITTED.

        12. Taxes. In the event of the passage after the date of this Deed of Trust of any law of the State of West Virginia, or any other governmental entity, changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of the Lender, then and in such event, Grantor shall bear and pay the full amount of such taxes.

        13.     INTENTIONALLY OMITTED.

        14. Zoning and Environmental Laws. Grantor covenants and warrants that all applicable zoning laws, ordinances and regulations affecting the Mortgaged Premises permit the use and occupancy of the Improvements, and Grantor further covenants and warrants to comply with all environmental and ecological laws, ordinances and regulations affecting the Mortgaged Premises, except to the extent that any non-compliance could not reasonably be expected to have a material adverse effect on the Mortgaged Premises or cause an environmental lien to be placed upon the Mortgaged Premises.

        15. Inspection. Upon twenty-four hours prior notice (either written notice or oral notice communicated to an appropriate individual representative of Grantor), Lender and any persons authorized by Lender shall have the right to enter the Mortgaged Premises at a reasonable hour to inspect and photograph its condition and state of repair.

        16. Advance by Lender. Upon the occurrence of an Event of Default (or, in the case of an emergency threatening the Mortgaged Premises or Lender's rights therein, the occurrence of an event which if uncured will constitute an event of default with the passage of time), Lender may (but is not obligated to) pay any sum or perform any other obligation necessary for the preservation of the security of this Deed of Trust for the account of Grantor which Grantor has failed to pay or perform, and sums spent by Lender shall be added to the principal sum secured by this Deed of Trust.

        17. Extension; Release of Security. The granting of an extension or extensions of time by Lender with respect to the performance of any provision of this Deed of Trust or the Note on the part of Grantor to be performed, or the taking of any additional security, or the waiver by Lender or failure by Lender to enforce any provision of this Deed of Trust or the Note or to declare a default with respect thereto, shall not operate as a waiver of any subsequent default or defaults or affect the right of Lender to exercise all rights or remedies stipulated herein and therein.

        Lender, without notice, and without regard to the consideration, if any, paid therefore, and notwithstanding the existence at that time of any inferior liens thereon, may release any part of the security described herein or any entity liable for any indebtedness secured hereby without in any way affecting the priority of the lien of this Deed of Trust to the full extent of the Grantor's Obligations remaining unpaid hereunder upon any part of the security not expressly released and may agree with any party obligated on the Grantor's Obligations or having any interest in the security described herein to extend the time for payment of any part or all of the indebtedness secured hereby. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security which interest is subject to said lien.

        In the event Lender (a) releases, as aforesaid, any part of the security described herein or (b) grants an extension of time on any payments of the indebtedness secured hereby, or (c) takes other or additional security for the payment thereof, or (d) waives or fails to exercise any right granted herein or in the Note, said act or omission shall not release Grantor, subsequent purchasers of the Mortgaged Premises or any part thereof, under any covenant of this Deed of Trust or of the Note, nor preclude Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default.

        18. Events of Default. The occurrence and continuance of any of the following shall, at the option of Lender, constitute an Event of Default hereunder:

        (a) If default shall be made in the timely payment of any sum required to be paid under the terms of this Deed of Trust or the Note, when and as the same shall become due and payable and such default shall have continued uncured for ten (10) days following written notice from the Lender.

        (b) If Grantor shall fail to observe or perform of any material obligation under this Deed of Trust to be observed or performed by Grantor, and such failure shall have continued for a period of thirty (30) days after written notice specifying such default and demanding that the same be cured shall have been given to Grantor by Lender, or if the default cannot reasonably be remedied within such period, if Grantor fails to commence to remedy the same within thirty (30) days and diligently thereafter to carry the same to completion.

        (c) The occurrence of an "Event of Default" under and as defined in the Loan Agreement incorporated hereunder by reference thereto.

        (d) A material Improvement essential to the continued operation of the Mortgaged Premises is substantially damaged or destroyed by an uninsured casualty and is not repaired or replaced by Grantor within 90 days of such damage or destruction, or such longer period of time as is reasonably required for such repair or replacement so long as Grantor diligently pursues such repair or replacement.

        (e) If in conjunction with any other Event of Default, any continuing event of default under the terms of any Material Lease permitting the tenant under such lease to terminate such lease. For purposes of this paragraph, the term "Material Lease" means a lease on an arm's length basis with a term of more than one year having an annualized rental income of not less than ten percent (10%) of the appraised value of either of the buildings included in the Mortgaged Premises.

        (f) The failure by the Grantor to provide and maintain the required insurance coverage on the Mortgaged Premises.

        19. Remedies. During the continuance of an Event of Default, after applicable notice and grace periods, if any, Lender may, at its option, without further demand, notice or delay, do any or all of the following:

        (a) Lender may declare the entire unpaid principal balance of the Note to be due and payable immediately. Thereupon, said principal and all accrued interest, and all other sums due hereunder and thereunder shall become immediately due and payable. Thereafter, the Event of Default may be cured only by the payment of the entire principal balance and all other sums due and payable hereunder. Upon acceleration of the outstanding principal balance of the Note, interest shall continue to accrue thereafter at a rate equal to the then effective Default Rate set forth in the Note until the Loan is paid in full.

        (b) Lender may (i) institute and maintain an action of foreclosure against the Mortgaged Premises or foreclose by exercise of the Trustee's power of sale herein contained and/or as may otherwise be provided by West Virginia statutory law permitting sales by a trustee in a deed of trust and thereafter a deficiency action, if necessary, (ii) bid for and purchase the Mortgaged Premises upon any such foreclosure sale, and upon compliance with the terms of the sale, hold, retain and possess and dispose of the Mortgaged premises in its own absolute right without further accountability, or (ii) take such other action at law or in equity for the enforcement of any Loan Document as the law may allow. Lender may proceed in any such action to final judgment and execution thereon for all sums due under paragraph (a) of this Section, together with interest on such sums as provided in the Note hereof, all costs of suit and a reasonable attorney's fee. Interest at a rate equal to the Default Rate provided in the Note shall be due on any judgment obtained by Lender from the date of judgment until actual payment is made of the full amount of the judgment.

        Should Lender elect to foreclose by exercise of the power of sale herein contained, Lender shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidences of expenditures made and secured hereby as Trustee may require.

        Upon application of Lender, it shall be lawful for and the duty of Trustee, and he is hereby authorized and empowered, to expose to sale and to sell the Mortgaged Premises at public auction for cash, after having first complied with all applicable requirements of West Virginia law with respect to the exercise of powers of sale by a Trustee contained in deeds of trust as are then in effect and upon such sale, Trustee shall convey title to the purchaser by Trustee's Deed. After retaining from the proceeds of such sale just compensation for his services and all expenses incurred by him, including a trustee's commission as may be allowed by West Virginia Statute or law and reasonable attorneys' fees for legal services actually performed, Trustee shall apply the residue of the proceeds as provided in Section 19 hereof. Grantor agrees that in the event of sale hereunder, Lender shall have the right to bid thereat. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or a certified check in an amount not to exceed five percent (5%) of the bid, provided notice of such requirement is contained in the advertisement of the sale. The bid may be rejected if the deposit is not immediately made and thereupon the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a re-sale is had; otherwise, it shall be applied to the purchase price. In the event any fixture is sold hereunder, it need not be at the place of sale. The published notice, however, shall state the time and place where such property may be inspected prior to sale. In the event the Trustee shall commence any proceedings for the sale of the Mortgaged Premises and such proceedings shall be terminated at the request of Grantor or by reason of Grantor curing all defaults then existing hereunder, Trustee shall be entitled to a trustee's commission as is provided under the West Virginia Code. Notwithstanding anything to the contrary, Trustee is enpowered to conduct and shall conduct the foreclosure proceedings in accordance with West Virginia law then in effect, and said law shall control over any conflicting provision herein contained and the provisions of this Deed of Trust shall be amended to conform to applicable law to the extent necessary to permit foreclosure.

In connection with any foreclosure of the lien hereof or any action to enforce any remedy of Lender under this Deed of Trust or the Note, Grantor agrees to pay all reasonable expenditures and expenses which may be paid or incurred by or on behalf of the Lender, as the case may be, for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and cost (which may be estimated as to items to be expended after entry of the decree) of procuring all such title searches and examinations, title insurance policies and similar data and assurances with respect to title and value as Lender may deem reasonably necessary either to prosecute such suit or foreclosure or to evidence to bidders at any sale which may be made the true condition of the title to or the value of the Premises and the right to such fees and expenses shall be deemed to have accrued on commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment. All expenditures and expenses of the nature in this Paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Premises and the maintenance of the lien of this Deed of Trust, including the fees of any attorney employed by Lender in any litigation or proceeding affecting this Deed of Trust, the Note or the Mortgaged Premises (including without limitation the occupancy thereof or any construction work performed thereon), including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding whether or not an action is actually commenced, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate as provided in the Note and shall be secured by this Deed of Trust.

        Without limiting the liability of Grantor as set forth above, Grantor shall indemnify Lender and hold it harmless from and against all claims, injury, damage, loss and liability of any and every kind to any persons or property by reason of (i) the operation or maintenance of the Mortgaged Premises by Grantor; or (ii) any other action or inaction by, or matter which is the responsibility of Grantor.

        (c) Lender may, without releasing Grantor from any obligation under any Loan Documents or waiving any default, enter upon and take possession of any of the Mortgaged Premises, with or without legal action and by force if necessary, and Grantor shall forthwith, upon demand of Lender, surrender the Mortgaged Premises to Lender and Lender shall be entitled to take actual possession of the Mortgaged Premises, or any part thereof, by its agents or attorneys.

        (d) Grantor hereby authorizes and empowers any attorney or attorneys of any court of the several states or of the United States of America to appear for Grantor and, as attorney for Grantor, to sign an agreement for entering an amicable action of ejectment for possession of any of the Mortgaged Premises. For so doing, this Deed of Trust or a copy hereof certified by affidavit shall be a sufficient warrant. Thereupon, a writ of possession may immediately issue for the possession of any of the Mortgaged Premises, without any prior writ or proceeding whatsoever. Lender may bring such amicable action in ejectment before or after: (i) the institution of foreclosure proceedings under this Deed of Trust, (ii) the entry of judgment hereunder or under the Note, or (iii) a Trustee's sale of any of the Mortgaged Premises.

        (e) Lender may apply on account of the indebtedness hereby secured the balance of the accumulated escrow payments made by Grantor for insurance and taxes.

        (f) Marshalling of assets principles shall not govern any foreclosure sale and the fee simple title, unencumbered by any leasehold, is to be the asset sold at said foreclosure sale.

        20. Application of Proceeds of Foreclosure Sale. Except as otherwise provided by law, the proceeds of any foreclosure sale of the Mortgaged Premises shall be distributed and applied in the following order of priority: First, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in the preceding Section hereof; second, all other items which under the terms hereof constitute Grantor's Obligations additional to that evidenced by the Note, with interest thereon as herein provided; third, all principal and interest remaining unpaid on the Note; and fourth, any surplus to Grantor, its successors or assigns, as their rights may appear.

        21. Remedies Cumulative. Lender may exercise all of the rights and remedies provided in this Deed of Trust or the Note, or which may be available to Lender by law, and all such rights and remedies may be cumulative and concurrent and may be pursued singly, successively or together, at Lender's sole discretion, and may be exercised as often as occasion therefore shall occur. To the extent permitted by law, any real estate sold pursuant to any judicial proceedings under the Deed of Trust may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Lender, in its sole discretion, may elect.

        Grantor does hereby waive the benefit of any and all laws presently existing or which may be hereafter enacted pertaining to deficiency judgments, or which may otherwise bar Lender from exercising the rights and remedies granted herein provided, however, that the rights and remedies herein created shall terminate and become null and void at such time as all amounts due to Lender under the terms of the Note and this Deed of Trust have been paid in full.

        22. Assignment of Rents. As additional security hereunder, leases and rents relating to the Mortgaged Premises have been assigned to the Lender pursuant to the Assignment incorporated herein by reference thereto.

        23. Waivers by Grantor. Grantor hereby waives and releases, to the extent permitted by applicable law, (a) all technical errors, defects and imperfections in any proceedings instituted by Lender under this Deed of Trust,
(b) all benefits that might accrue to Grantor by virtue of any present or future laws exempting the Mortgaged Premises or any part of the proceeds arising from any sale thereof, from attachment, levy or sale under execution, or providing any stay of execution, exemption from civil process, extension of time for payment, or rights of redemption, (c) notice of said sale by personal service,
(d) any present or future statute of limitation or moratorium law or any other present or future law, regulation or judicial decision which provides for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment.

        24. No Waiver Implied. Any failure by Lender to insist upon the strict performances by Grantor of any of the terms, covenants, agreements, conditions and provisions hereof shall not be deemed to be a waiver of any of the terms, covenants, agreements; conditions and provisions hereof, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms, covenants, agreements, conditions and provisions of this Deed of

Trust to be performed by Grantor. Neither Grantor nor any other persons now or hereafter obliged for the payment of the whole or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Lender to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or of any obligations secured by this Deed of Trust, or by reason of the consent of the Lender to the filing of any map, plat or replat of the Mortgaged Premises, or by reason of the release, regardless of consideration of the whole or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and Lender extending the time of payment or modifying the terms of the Note or this Deed of Trust without first having obtained the consent of Lender or such other person, and in the last event, Lender and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Lender. For the payment of the indebtedness secured hereby Lender may resort to any other security therefore held by Lender in such order and manner as Lender may elect.

        25. Trustee. The irrevocable power to appoint a substitute trustee or trustees is hereby expressly granted to Lender, its successors or assigns, to be exercised at any time hereafter, without notice and without specifying any reason therefore, by filing for record in the office where this instrument is recorded a Substitution of Trustee. Grantor, for itself, its successors and assigns, and Trustee herein named, or that may be substituted hereunder, expressly waives notice of the exercise of this power and any necessity for making oath or giving bond by any trustee, as well as any requirement for application to any court for the removal, appointment or substitution of any trustee hereunder.

        26. Trustee's Powers. The Trustee shall have such powers as are authorized under applicable West Virginia statutes pertaining to Trustees' sales under real estate deeds of trust.

        27. Counsel Fees. If Lender retains the services of counsel in order to cure any Event of Default under this Deed of Trust, reasonable attorney's fees actually incurred shall be payable by Grantor to Lender and shall be secured hereby. Grantor shall pay the cost of any necessary title search and all other reasonable costs actually incurred by Lender in connection with proceedings to recover any sums secured hereby. Grantor shall also pay any reasonable charge of Lender in connection with the satisfaction of this Deed of Trust of record.

        If Lender becomes a party to any suit or proceedings affecting the Mortgaged Premises or title thereto, the lien created by this Deed of Trust or Lender" interest therein, or following an event or events of default hereunder if Lender engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Deed of Trust or the Note, Lender's costs, expenses and reasonable attorney's fees, whether or not suit is instituted, shall be paid to Lender by Grantor, on demand, with interest at the effective rate set forth in the Note, and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Deed of Trust.

        28. Declaration of No Set-Off. Grantor represents to Lender that it has no knowledge of any offsets, counterclaims or defenses to the principal indebtedness secured hereby, or to any part thereof, or the interest thereon, either at law or in part thereof, or the interest thereon, either at law or in equity. Up to two (2) times in any twelve month period, Grantor, within three
(3) days upon request in person or within ten (10) days upon request by mail, will furnish a duly acknowledged written statement in form satisfactory to Lender stating either that Grantor know of no offsets or defenses existing against the indebtedness evidenced by the Note and secured by this Deed of Trust, or if such offsets or defenses are alleged to exist, the nature and extent thereof.

        29. Representations and Warranties. Grantor represents and warrants that: (a) Grantor has the requisite power and authority to execute this Deed of Trust and perform its obligations hereunder; (b) the transactions contemplated in this Deed of Trust are and will be in all respects legal, valid, and binding obligations of the respective parties hereto and in accordance with its provisions; (c) no part of the Mortgaged Premises has been damaged by fire or other casualty which is not now fully restored; and (d) no notice of taking by eminent domain or condemnation of any of the Mortgaged Premises has been received, and Grantor has no knowledge that any of the Mortgaged Premises has been received, and Grantor has no knowledge that any of such is contemplated.

        30. Invalid Provisions Disregarded. If any term or provision of this Deed of Trust or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term or the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Deed of Trust shall be valid and be enforced to the fullest extent permitted by law.

        31. Applicable Law. This Deed of Trust, shall be construed, interpreted and governed by the laws of the State of West Virginia.

        32. Notices; Requests. All Notices and Requests shall be given to Grantor at:



                and  Lender at





                WEIRTON STEEL CORPORATION
                400 THREE SPRINGS DRIVE
                WEIRTON, WV  26062
                ATTN: SENIOR VICE PRESIDENT-FINANCE AND ADMINISTRATION COPY TO GENERAL COUNSEL
                FACSIMILE NO. (304) 797-2991



                STEEL WORKS COMMUNITY FEDERAL CREDIT UNION
                3501 MAIN STREET
                WEIRTON, WV  26062
                ATTN:  COMMERCIAL LOAN DEPARTMENT
                COPY TO PRESIDENT
                FACSIMILE NO. (304) 797-9205

        Except as otherwise provided in this Deed of Trust, all notices and requests hereunder shall be in writing and shall be deemed to have been duly given for all purposes (i) when delivered if delivered in person or (ii) by facsimile confirmed by written copy deposited in United States Mail or (iii) the second day after deposit in the United States Mail when deposited in the United States Mail, by registered or certified mail, return receipt requested, postage prepaid, directed to the party to receive the same at its address stated above or at such other address as may be substituted by notice given as herein provided.

        33. Captions. The captions appearing in this Deed of Trust are inserted solely for convenience of reference and shall not constitute a part of this Deed of Trust, nor shall they in any way affect its meaning, construction or effect.

        34. Construction. The word "Grantor", or "Lender" whenever used herein is intended to and shall be construed to include such person's or entity's successors and assigns.

        35. No Future Advances or Refinancing. It is understood and agreed that the Lender is under no obligation to make future advances, loans or extensions of credit to the Grantor, except as is provided in the Loan Agreement.

        36. Usury. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of the Loan. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America or of any other jurisdiction whose laws may be applicable), then, in that event, notwithstanding anything to the contrary in this Deed of Trust, or any other agreement entered into in connection with this Deed of Trust, it is agreed that the aggregate of all interest under applicable law that is contracted for, charged or received under the Note, or under any of the other aforesaid agreements or otherwise in connection with this Deed of Trust shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the Grantor by the Lender (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to the Grantor by the Lender). Neither the Grantor nor any person or entity now or hereafter liable in connection with this Deed of Trust, Loan Agreement or on the Loan or Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws, and the effective rate of interest shall be ipso facto reduced to the rate permitted as the highest lawful rate under applicable law.

        37. Subsidence and Physical Damage to Mortgaged Premises. In case of any subsidence or the threat of subsidence of the surface of the Mortgaged Premises, the Lender shall after reasonable notice and the failure of the Grantor to remedy the same have the right to expend such sums as in its judgment may be necessary or desirable to protect the Mortgaged Premises from damage by reason thereof and to add the cost and expenses thereof to the unpaid balance of the Loan, and all sums so expended shall bear interest at the interest rate set forth in the Note, and all sums so expended or interest thereon shall be secured hereby.

        38. Further Assurances. At any time and from time to time, upon Lender's request, Grantor shall make, execute and deliver or cause to be made, executed and delivered to Lender and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or refiled, at such time and in such offices and places as shall be deemed desirable by Lender, any and all further deeds of trust, mortgages, instruments of further assurance, certificates and other documents as Lender may consider reasonably necessary or desirable in order to effectuate, complete, enlarge in accordance with the Loan Security Documents or perfect, continue and preserve the obligations of Grantor under the Note and this Deed of Trust or any other Loan Documents, and the lien of this Deed of Trust as a prior lien upon all of the Mortgaged Premises, whether now owned or hereafter acquired by Grantor. Upon any failure by Grantor to do so, Lender may make, execute, record, file, re-record or refile any and all such deeds of trusts, mortgages, instruments, financing statements, certificates and documents for and in the name of Grantor, and Grantor hereby irrevocably appoint Lender the agent and Attorney in Fact of Grantor to do so.

IN WITNESS WHEREOF, Grantor has executed these presents the day and year first above written.



Attest:                                  Weirton Steel Corporation





By: /s/ William R. Kiefer                By: /s/Mark E. Kaplan
Name: William R. Kiefer                  Name: Mark E. Kaplan
Title: Secretary                         Title: Senior Vice President - Finance
                                                and Administration

STATE OF WEST VIRGINIA,

COUNTY OF Brooke To-Wit:

        I, Sandra L. (Tate) Lusk, a Notary Public, in and for the said County and State, do certify that Mark E. Kaplan, Senior Vice President - Finance and Administration and William R. Kiefer, Secretary, respectively, whose names are signed to the writing above, bearing the date, the 15th day of August, 2002, has this day acknowledged the same before me in my said County.

        Given under my hand and certified under my official Notarial Seal this 15th day of August, 2002



                                                  /s/Sandra L. (Tate) Lusk
                                                  Notary Public





My Commission Expires

Nov. 6, 2006